Exhibit 23.8
Ref.: 3402
August 4, 2009
U.S. Securities and Exchange Commission

Re:	Consent of Independent Petroleum Engineers
Dear Sirs:
Sproule Associates Limited does hereby consent to the use of the reports prepared by Sproule Associates Inc. relating to the proved oil and gas reserves in reports dated December 31, 2004 and December 31, 2005 and to the reference to the firm as an expert in the Form S-4 Registration Statement (including any amendments thereto) being filed by Resolute Energy Corporation.

Sincerely, SPROULE ASSOCIATES LIMITED
/s/ Harry J. Helwerda
Harry J. Helwerda, P.Eng.
Executive Vice-President

HJH:paob